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                                  EXHIBIT 10.9


                                 PROMISSORY NOTE

Principal Amount:  $200,000.00                     Date of Note:  August 2, 2002

PROMISE TO PAY. For value received, PrimeBuy, Inc. ("Borrower") promises to pay to Advantage Marketing Systems, Inc. ("Lender"), in lawful money of the United States of America, the principal amount of Two Hundred Thousand & 00/100 Dollars ($200,000.00), together with interest on the unpaid principal balance from the date advanced until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

During the Draw Period (as hereinafter defined) interest shall accrue from the date of draw and become due and payable on October 31, 2002. During the period commencing on the day after the termination of the Draw Period, and continuing until this Note is paid in full, Borrower shall make monthly payments as follows: commencing on October 31, 2002, and continuing on the same day of each calendar month thereafter, Borrower shall pay to Lender monthly installments of principal and interest, each in such amount required to fully amortize the principal amount outstanding on the last day of the Draw Period at the rate of interest in effect, by that date which is 18 months from the termination of the Draw Period, provided, however in no event shall any monthly installment be less than accrued interest. The entire amount of the proceeds from the Joint Marketing Agreement shall be payable on April 30, 2004 in the amount of the outstanding principal balance of this Note, plus all accrued but unpaid interest and any other unpaid amounts due under this Note.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. If this Note is governed by or is executed in connection with a loan agreement, this Note is subject to the terms and provisions thereof.

INTEREST RATE.  The interest rate on this Note is 6%.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, deed of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "Related Documents"); (c) any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is

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false or misleading in any material respect; (d) Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or insolvency laws: (e) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender; (f) the occurrence of any event which permits the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; or (g) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise.

LENDER'S RIGHT. Upon default, Lender may at its option, without further notice or demand (i) declare the entire unpaid principal balance on this Note, all accrued unpaid interest and all other costs and expenses for which Borrower is responsible for under this Note and any other Related Document immediately due,
(ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or (v) pursue any combination of the foregoing. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on the Note 3.000 percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest there from until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire an attorney to help collect this Note if Borrower does not pay and Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection as long as such payment is not prohibited by applicable law. This Note has been delivered to Lender and accepted by Lender in the State of Oklahoma. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to any conflict of laws or provisions thereof.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes and that all advances hereunder shall be used solely for the business purpose represented by PrimeBuy.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLE AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or other payment order including any preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take of dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or

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otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provide, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statue of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

COLLATERAL. The entire asset listing of PrimeBuy, Inc. attached hereto as exhibit A shall constitute collateral for this note along with any subsequent earnings form the Marketing Agreement. By signing this Note, management of PrimeBuy, Inc. represents that the assets provided are in place and free of any lien, judgment, or any other encumbrance that would prevent the Lender from acquiring its collateral in the event of default.

REQUIREMENTS FOR ADVANCES. Commencing on the date of this Note and concluding on October 31, 2002, (the "Draw Period"), Borrower may request advances under this Note ("Advances") from time to time. Once an aggregate amount equal to the Total Principal Amount has been advanced hereunder, Borrower is not entitled to further Advances under this Note. Advances shall be subject to the following terms and conditions: (i) Advances are only permitted during the Draw Period;
(ii) the aggregate of all Advances may not exceed the Total Principal Amount;
(iii) Borrower must request an Advance at least one Business Day before the Advance is to be made; and (iv) Borrower's right to obtain Advances shall terminate on the last Business Day of the Draw Period.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly state in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

PrimeBuy, Inc.

By:    /S/ CHARLES CULVER
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       Charles Culver, President
Date:  August 28, 2002
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